Exhibit 10.3

SHARE EXCHANGE AGREEMENT

This Agreement is made on November 29, 2005, by and among the shareholders of Beasley Holdings Limited (“Beasley BVI”), each of whom are identified on the attached Exhibit A and who own all of the outstanding shares of stock of Beasley BVI (collectively referred to in this Agreement as “Sellers”), and ZipGlobal Holdings, Inc., a Delaware corporation (“Buyer”).

RECITALS

Sellers own all the stock of a corporation that is poised to become the leading provider of next-generation telecommunication services for the globally oriented customer. The company’s mission is to offer high-quality, multimedia-enabled communication services that unite disparate and dispersed local communities in global dialogues. In essence, the company intends to localize global communications; and

Buyer desires to acquire from the selling shareholders (Sellers) all the stock of Sellers and Sellers desire to sell all of their stock to Buyer;

NOW, THEREFORE, in consideration of mutual covenants contained in this agreement and other good and valuable consideration, which is acknowledged to be sufficient, the parties agree as follows:

TERMS OF AGREEMENT

SECTION 1. STOCK EXCHANGED. Sellers agree to transfer to Buyer, and Buyer agrees to accept from Sellers, on the terms and conditions set forth in this Agreement, all of their stock, of all classes and categories, of Beasley BVI.

SECTION 2. LIABILITIES NOT ASSSUMED. Except for accounting liabilities already disclosed to Buyer in its due diligence, Sellers are not aware of any contingent or other liabilities of Beasley BVI, other than those duly reported on its books and records. Buyer specifically does not assume any liabilities that do not appear on the books and records of Beasley BVI, or any other liabilities of Beasley BVI.

SECTION 3. PAYMENT FOR STOCK

3.1 The consideration for this transaction is the exchange of stock. Sellers will receive and agree to accept 16,000,000 duly issued shares of Buyer’s common stock; likewise, Buyer will receive and agrees to accept all the shares of Beasley BVI, owned by Sellers.

3.2 In exchange for all of their shares of Beasley BVI, Sellers agree to accept shares of common stock of Buyer, which shares will be restricted under Section 144 of the Securities and Exchange Commission Rules. The total of 16,000,000 shares of Buyer’s common stock are to be restricted under Section 144 and are to be allocated according to Exhibit A attached to this Agreement.

3.3 Buyer agrees to deliver or cause to be delivered to Sellers the stock certificates in the amounts set for above in paragraph 3.1 at Closing or as soon after Closing as is reasonably possible.

SECTION 4. SELLER’S REPRESENTATIONS AND WARRANTIES. Sellers represent and warrant to Buyer that they have all requisite authority to enter into and perform the obligations under this Agreement; that none of the stock sold under this agreement is pledged, mortgaged, or otherwise encumbered; and that the books and records of Beasley BVI, which have been examined by Buyer, correctly represent the financial condition of Beasley BVI, as of the date of this Agreement, and the stock exchanged in this Agreement is predicated upon these representations.

SECTION 5. REPRESENTATIONS OF BUYER. Buyer represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, and the books and records of Buyer correctly represent the financial condition of the company as of the date of this Agreement, and the stock exchanged by this Agreement is predicated upon these representations.

SECTION 6. COVENANTS OF THE PARTIES. Sellers and Buyer agree that between the date of this Agreement and Closing, the parties will not do anything to cause any dilution or encumbrance of any type with respect to its stock sold under this agreement. Buyer will use its best efforts to effect the transaction described by this Agreement and to fulfill all conditions of Buyer’s obligations under this Agreement.

SECTION 7. CONFIDENTIAL INFORMATION. If for any reason this purchase and sale of stock is not closed, Buyer will not disclose to third parties any confidential information received from Sellers, and Sellers will not disclose to third parties any confidential information received from Buyer in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

SECTION 8. FURTHER REPRESENTATIONS AND WARRANTIES OF SELLER

8.1 All representations and warranties made in this Agreement by Sellers and Buyers shall be true as of Closing as fully as those such representations and warranties had been made on or as of Closing, and, as of Closing, Sellers and Buyer shall not have violated or failed to perform in accordance with any covenant contained in this Agreement.

8.2 At Closing, no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

SECTION 9. BUYER’S ACCEPTANCE. Buyer represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion as to the value of the assets and business of Seller.

SECTION 10. SURVIVAL. All representations and warranties made in this Agreement shall survive the Closing of this Agreement.

SECTION 11. CLOSING. The Closing will take place at the law offices of Virginia K. Sourlis, Esq., The Galleria, 2 Bridge Ave., Red Bank, NJ 07701 upon receipt of the Minimum Offering Amount set forth in the Private Placement Memorandum and any supplements thereto for a private placement being conducted by ZipGlobal Holdings, Inc. at the time of this Agreement. If ZipGlobal Holdings, Inc. does not receive the Minimum Offering Amount according to the terms of the Private Placement Memorandum and any supplements thereto, then no Closing shall occur and this Agreement shall immediately be terminated and become null and void.

SECTION 12. TERMINATION OF AGREEMENT. This Agreement may be terminated by mutual written consent of Buyer and Sellers.

SECTION 13. MISCELLANEOUS

13.1 The provisions of this Agreement shall be binding upon the inure to the benefit of their heirs, personal representatives, successors, and assigns of the parties.

13.2 Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or by commercial carrier, addressed to the parties as set forth on the signature pages hereto.

13.3 This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

13.4 This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

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[SIGNATURES FOLLOW]

Buyer:

ZipGlobal Holdings, Inc., a Delaware company

By:	/s/ Michael C. Lee
Michael C. Lee President

Sellers:

Representative of the Sellers

By:	/s/ Michael C. Lee
Michael C. Lee Representative

Exhibit A

	NEW	OLD

HO Connie Ki Wing	455,000	455.00

KWOK Ying Hong	419,000	419.00

AU Eriko	102,000	102.00

LI Zhong Hua	3,463,000	3,463.00

IEONG Hio Tong	3,935,000	3,935.00

SO Jennifer L	720,000	720.00

LIN Yu Hsuan	539,000	539.00

Network Agents Limited	240,000	240.00

Excel Faith Limited	960,000	960.00

World Champion International Limited	400,000	400.00

SAU Luen Yu	75,000	75.00

CHUNG Kit Kwan	80,000	80.00

SUEK Chai Hong	161,000	161.00

SO Kwok Keung	120,000	120.00

CHAN Su-Chuan	286,000	286.00

WONG Sheung Mei Helena	45,000	45.00

Karen Baker	2,720	2.72

Steven Chin and Dora Chin JTWROS	16,800	16.80
55 Amy Lane
Holliston, MA 01746

Joseph F. Frazzica and Rosemarie Frazzica	5,440	5.44

Julie T.L. Lee	8,160	8.16

Howard Lee and Clara Lee JTWROS	105,440	105.44

Raymond J. Lee and Patricia Lee JTWROS	2,720	2.72

Yat Lee and Janet Lee JTWROS	8,800	8.80

Thomas Wah and Shui Fong Wah JTWROS	2,720	2.72

Paul Musto and RoseAnne Musto JTWROS	27,200	27.20

David Novick and Elizabeth Novick JTWROS	5,440	5.44

Anthony Gentile and Janet Gentile JTWROS	105,440	105.44

Gene Wong and Doris Wong JTWROS	10,880	10.88

Joseph Wong	2,720	2.72

For Ming Ha and Yang Xing Ying	10,000	10.00

Antonio J. Catalano	12,000	12.00

Sam Chi-Sum Chan	2,000	2.00

Steven Lee	4,000	4.00

Jackson Yee Lee	4,000	4.00

Chuck Q Chin	10,000	10.00

Dennis Jodoin	10,000	10.00

Edward N. Cannata	10,000	10.00

Yu Yu Tan and Zhan Ling Tan	10,000	10.00

Ernest L. Herrmanand Kathy Herrman	6,000	6.00

Michael Lee	2,5210.24	2,510,240

Jane M Lee	497,280	497.28

Jillian Lee	200,000	200.00

Jane Lee Trustee for Rachel Lee	200,000	200.00

Neala Martin	200,000	200.00

Getting You There, LLC	10,000	10.00

	16,000,000	16,000.00